EXHIBIT 32.1

CERTIFICATION OF COMPLIANCE WITH SECTION 906

SARBANES-OXLEY ACT OF 2002

I, Mark E. Watson III, President and Chief Executive Officer of Argonaut Group, Inc. (the “Company”) hereby certify in connection with the Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CERTIFIED this 12th day of March, 2004.

/s/ Mark E. Watson III
Mark E. Watson III
President and Chief Executive Officer